EXHIBIT 4.1

EXHIBIT A

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE MAKER. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Subordinated Convertible Debenture

$___________	December __, 2008

FOR VALUE RECEIVED, EpiCept Corporation, a Delaware corporation (the “Maker”), with its primary offices located at 777 Old Saw Mill River Parkway, Tarrytown, New York 10591, promises to pay to the order of ________________, or its registered assigns (the “Payee”), upon the terms set forth below, the principal sum of ______________ and No/100 Dollars ($____________) (this “Debenture”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement of even date herewith among the Maker, Payee and certain other Payees of like debentures (the “Purchase Agreement”).

1.	Payments.

(a)       The full amount of principal under this Debenture shall be due on April __, 2009 (the “Maturity Date”), unless due earlier in accordance with the terms of this Debenture.

(b)      This Debenture was issued as an original issue discount obligation of the Maker in lieu of periodic interest payments and therefore no other interest payments shall be made under this Debenture except as otherwise set forth herein.

(c)      All overdue accrued and unpaid principal to be paid hereunder shall entail a late fee at the rate of 15% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) which will accrue daily, from the date such principal is due through and including the date of payment.

3.	Events of Default.

(a)       “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)        any default in the payment of the principal of this Debenture, as and when the same shall become due and payable;

(ii)       the Maker shall fail to observe or perform any obligation or shall breach any term or provision of this Debenture and such failure or breach shall not have been remedied within ten days after the date on which notice of such failure or breach shall have been delivered to the Maker;

(iii)      the Maker shall fail to observe or perform any obligation owed to Payee or any other material covenant, agreement, representation or warranty contained in, or otherwise commit any breach hereunder or in the Purchase Agreement and such failure or breach shall not have been remedied within ten days after the date on which notice of such failure or breach shall have been delivered to the Maker;

(iv)      Maker or any of its subsidiaries shall commence, or there shall be commenced against Maker or any subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Maker or any subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Maker or any subsidiary, or there is commenced against Maker or any subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or Maker or any subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Maker or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or Maker or any subsidiary makes a general assignment for the benefit of creditors; or Maker or any subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Maker or any subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or Maker or any subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Maker or any subsidiary for the purpose of effecting any of the foregoing;

(v)       Maker or any subsidiary shall default in any of its respective obligations under any other Debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of Maker or any subsidiary, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(vi)      Maker shall (a) be a party to any Change of Control Transaction (as defined below), (b) agree to sell or dispose all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), (c) redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of Maker, or (d) make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire any of Maker's capital stock, of any class, whether now or hereafter outstanding. “Change of Control Transaction” means the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of Maker, by contract or otherwise) of in excess of 33% of the voting securities of Maker, (ii) a replacement at one time or over time of more than one-half of the members of Maker's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of Maker with or into another entity that is not wholly-owned by Maker, consolidation or sale of 33% or more of the assets of Maker in one or a series of related transactions, or (iv) the execution by Maker of an agreement to which Maker is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii). Notwithstanding anything hereinto the contrary, a Change of

Control Transaction shall not include (i) a “reverse merger” transaction reasonably acceptable to a majority in interest of the Payees of the Debentures whereby the securities of the Maker following such transaction are to be listed on a Trading Market or the filing of a going public registration statement or (ii) the license, assignment or sale of marketing or other rights, related to any all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights currently employed by the Maker and similar rights as necessary or material for use in connection with the business currently operated by them.

(b) If any Event of Default occurs, the full principal amount of this Debenture and all other amounts, costs and expenses due in respect of this Debenture shall become, at the Payee’s election, immediately due and payable in cash. The Payee need not provide and Maker hereby waives any presentment, demand, protest or other notice of any kind, and the Payee may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Payee at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(c) Under no circumstances shall any repayment or prepayment of the Senior Debt be considered an Event of Default.

4.         Negative Covenants.  So long as any portion of this Debenture is outstanding, the Maker will not and will not permit any of its Subsidiaries to directly or indirectly:

a)         other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b)        other than Permitted Liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c)         amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Payee;

d)        repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of securities;

e)         pay cash dividends or distributions on any equity securities of the Maker; or

f)	enter into any agreement with respect to any of the foregoing

“Permitted Indebtedness” shall mean (i) the indebtedness of the Maker existing on the date of issuance of this Debenture as described in the SEC Reports, including the Senior Debt and the loan made by Technologie-Beteiligungs Gesellschaft mbH der Deutschen Ausgleichsbank and (ii) purchase money indebtedness incurred in connection with the acquisition of capital assets.

“Permitted Lien” shall mean the individual and collective reference to the following: (a) liens for taxes, assessments and other governmental charges or levies not yet due or liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Maker) have been established in accordance with generally accepted accounting procedures and (b) liens imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ liens, statutory landlords’ liens, and other similar liens arising in the ordinary course of business, and (x) which do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Maker and its consolidated subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such lien and (c) Liens existing or incurred in connection with Permitted Indebtedness.

6.         No Waiver of Payee's Rights. All payments of principal shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

7.         Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

8.         Cumulative Rights and Remedies; Usury. The rights and remedies of the Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Debenture, the Security Agreement, or applicable law

(including at equity). The election of the Payee to avail itself of any one or more remedies shall not be a bar to any other available remedies, which the Maker agrees Payee may take from time to time. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

9.         Use of Proceeds. The Maker shall use the proceeds from this Debenture hereunder for working capital purposes and not to redeem any of the Maker’s or subsidiary’s equity or equity-equivalent securities or to settle any outstanding litigation.

10.       Collection Expenses. If the Payee shall commence an action or proceeding to enforce this Debenture and prevails in such action, then the Maker shall reimburse the Payee for its reasonable costs of collection and reasonable attorneys fees incurred with the investigation, preparation and prosecution of such action or proceeding.

11.       Severability. If any provision of this Debenture is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

12.       Successors and Assigns. This Debenture shall be binding upon the Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns. The term “Payee” as used herein, shall also include any endorsee, assignee or other Payee of this Debenture.

13.       Lost or Stolen Debenture. If this Debenture is lost, stolen, mutilated or otherwise destroyed, Maker shall execute and deliver to the Payee a new promissory note containing the same terms, and in the same form, as this Debenture. In such event, Maker may require the Payee to deliver to Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

14.       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the Maker and the Payee agree that all legal proceedings concerning the interpretations, enforcement and defense of this Debenture shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each of the Maker and the Payee hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Debenture), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each of the Maker and the Payee hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of the Maker and the Payee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby.

15.       Notice.  Any and all notices or other communications or deliveries to be provided by the Payee hereunder, including, without limitation, any conversion notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Maker at the address set forth above, or such other address or facsimile number as the Maker may specify for such purposes by notice to the Payee delivered in accordance with this paragraph. Any and all notices or other communications or deliveries to be provided by the Maker hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Payee at the address of the Payee appearing on the books of the Maker, or if no such address appears, at the principal place of business of the Payee. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission if delivered by hand or by telecopy that has been confirmed as received by 5:00 P.M. on a business day, (ii) one business day after being sent by nationally recognized overnight courier or received by telecopy after 5:00 P.M. on any day, or (iii) five business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested.

16.       Required Notice to Payee.     The Payee is to be immediately notified by the Maker, in accordance with Section 15, of the existence or occurrence, of any Event of Default.

17.       Conversion. The Payee shall have the right, in its sole discretion, to convert all or part of the principal balance of this Debenture then outstanding into a number of shares of Common Stock (“Conversion Shares”) of the Maker (or its successor or parent) at a conversion price equal to $1.00, subject to adjustment for reverse and forward stock splits and the like after the date of the Purchase Agreement. The Payee shall effect a conversion by delivering to the Maker a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in the Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Payee shall not be required to physically surrender this Debenture to the Maker unless the entire principal amount of this Debenture has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Payee and the Maker shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Maker may deliver any objections to the Notice of Conversion within 1 Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Payee shall be controlling and determinative in the absence of manifest error. Not later than three business days after each Conversion Date (the “Share Delivery Date”), the Maker shall deliver, or cause to be delivered, to the Payee a certificate or certificates representing the Conversion Shares representing the number of Conversion Shares being acquired upon the conversion of this Debenture. Notwithstanding anything herein to the contrary, the Maker shall not effect any conversion of this Debenture, and a Payee shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Payee (together with the Payee’s affiliates, and any other person or entity acting as a group together with the Payee or any of the Payee’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Payee.

18.       Subordination. This Debenture is subordinated to payment in full of the principal, interest and fees (the "Senior Debt") outstanding under that certain Loan and Security Agreement dated as of August 30, 2006, as amended by a First Amendment to Loan and Security Agreement dated as of May 5, 2008 and a Second Amendment to Loan and Security Agreement dated as of June 23, 3008 (the "Hercules Agreement") among Epicept Corporation, Cytovia, Inc., Maxim Pharmaceuticals Inc. and Hercules Techology Growth Capital, Inc. ("Hercules"). By acceptance of this Debenture, Payee agrees that it will not demand or accept any payment on account of this Debenture, nor enforce any rights or remedies that it may have from time to time in connection with this Debenture, for so long as any part of the Senior Debt is outstanding; provided, however, that nothing contained herein shall prohibit, limit or restrict in any way the Payee’s right to receive (or enforce the right to receive), or receipt of, equity of the Maker, including but not limited to shares of Common Stock of the Maker upon conversion of this Debenture and exercise of any common stock purchase warrants of the Maker held by Payee, including but not limited to the Maker’s payment or prepayment of principal under this debenture with any cash proceeds from the exercise of any common stock purchase warrants of the Maker held by Payee. If Payee receives any other such payment in violation of this Section 18, Payee will immediately turn that payment over to Hercules for application to the Senior Debt. Nothing in this paragraph shall prevent the conversion of any part of this Debenture in accordance with Section 17 hereof. Nothing in this Debenture shall prevent or otherwise restrict the Maker’s obligation to repay or prepay any amounts due under the Senior Debt. Hercules is a third party beneficiary of this Section, and it may not be waived or amended without the prior written consent of Hercules.

The undersigned signs this Debenture as a maker and not as a surety or guarantor or in any other capacity.

EPICEPT CORPORATION

By: _____________________

Name:

Title:

The undersigned signs this Debenture as a payee.

By: _____________________

Name:

Title:

Company:

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Subordinated Convertible Debenture of EpiCept Corporation, a Delaware corporation (the “Maker”), into shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Maker according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Maker in accordance therewith. No fee will be charged to the Payee for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Signature:

Name:

Address:

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